Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 30, 2025, with respect to our audit of GreenRock Corp’s (the “Company”) financial statements as of December 31, 2024 and for the year then ended, in ClimateRock Holdings Limited’s Amendment No. 13 to the Form F-4.

Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group

Independent Registered Public Accounting Firm

Irvine, California

October 30, 2026